                               Amendment No. 2 to
                      AAR CORP. Directors' Retirement Plan


         WHEREAS, AAR CORP. ("Company") adopted the AAR CORP. Directors' Retirement Plan ("Plan") effective April 14, 1992; and

         WHEREAS, the Company reserved the right to amend or terminate the Plan at any time and from time to time, provided, however, that no such amendment or termination shall reduce accrued retirement benefits for participants under the Plan; and

         WHEREAS, the Company desires to amend the Plan in certain respects and to terminate the Plan prospectively effective April 10, 2001, except as otherwise provided for below;

         NOW, THEREFORE, the Company hereby amends and terminates the Plan as set forth below, effective as of April 10, 2001:

     1. Any individual who was a Director on April 9, 2001, and who was not then an employee of the Company, shall be deemed to be a grandfathered Participant under the Plan. The rights of a grandfathered Participant to receive benefits under the Plan in accordance with Plan provisions shall survive termination of the Plan and such benefits shall be determined without regard to whether the grandfathered Participant's Years of Service are completed before or after termination of the Plan.

     2. The Plan is hereby terminated effective April 10, 2001, subject to the rights of (i) all vested Participants and (ii) all Participants who are grandfathered pursuant to paragraph 1 above, to receive or continue to receive benefits pursuant to the terms of the Plan as the Plan was in effect from time to time prior to such termination and applicable to such Participant.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name by its duly authorized officer as of the 10th day of April, 2001.

                                      AAR CORP.



                                      By /s/ David P. Storch
                                         ---------------------------------
                                            David P. Storch, President